Exhibit 10.26

FOURTH ADDENDUM

TO

CREDIT AGREEMENT

This Fourth Addendum to Credit Agreement (“Fourth Addendum”) is made this 21st day of October, 2009, between Wells Fargo Bank, National Association (“Bank”) and Cancer Genetics, Inc. (“Borrower”).

RECITALS:

A.	The Bank and the Borrower entered into a Credit Agreement, dated April 29, 2008 (the “Credit Agreement”), as amended by a First Addendum to Credit Agreement dated July 7, 2008; a Second Addendum to Credit Agreement dated March 30, 2009; and a Third Addendum to Credit Agreement dated July 2, 2009. Borrowings under the Credit Agreement are currently evidenced by a $5,500,000.00 revolving line of credit note, dated July 2, 2009 (“Existing Revolving Note”).

B.	As of October 21, 2009, there is owed on the Existing Revolving Note the principal amount of Five Million Four Hundred Seventeen Thousand Dollars ($5,417,000) plus accrued, unpaid interest.

C.	The Borrower has requested that the Bank increase the Line to Six Million Dollars ($6,000,000.00).

D.	The Borrower has requested that the Bank extend the Line Availability Period to July 31, 2010.

E.	The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this Fourth Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1.	All terms not otherwise defined in this Fourth Addendum shall have the meaning given to such term in the Credit Agreement, as amended. The recital paragraphs are hereby incorporated as though fully set forth in this Fourth Addendum.

2.	Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this Fourth Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Documents shall be true and correct as of the date of any advance on the Line.

c)	The Borrower shall have delivered to the Bank copies, duly certified as of the date of this Fourth Addendum by the Borrower’s secretary of (i) the resolutions of Borrower’s board of directors authorizing the execution and delivery of this Fourth Addendum and the Documents required by this Fourth Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

d)	The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this Fourth Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

e)	The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

i.	This Fourth Addendum.

ii.	The revolving note attached hereto as Exhibit “A” (“New Revolving Note”) which shall evidence the Borrower’s obligation to repay advances made under the Line. Upon this Fourth Addendum becoming effective, the New Revolving Note will replace, but not be deemed to satisfy, the Existing Revolving Note.

f)	The Bank shall have received from John Pappajohn the (i) Consent to Fourth Addendum to Credit Agreement and Ratification of Guaranty attached hereto as Exhibit “B” (“Pappajohn Consent”) and (ii) the guaranty attached to the Pappajohn Consent as Exhibit “A” (“Pappajohn Guaranty”).

g)	The Bank shall have received a letter, in the form attached as Exhibit “C” (the “Guarantor’s Letter”), from the Facility Guarantor (as that term is defined in such letter).

h)	The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this Fourth Addendum, including but not limited to, attorney’s fees.

3.	Section 1.1 (Line of Credit Amount) of the Credit Agreement is hereby deleted and the following new Section 1.1 is substituted in lieu thereof:

1.1	Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the “Line”) to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed SIX MILLION DOLLARS AND 00/100 DOLLARS ($6,000,000.00).

4.	Section 1.2 (Line Availability Period) of the Credit Agreement is hereby deleted and the following new Section 1.2 is substituted in lieu thereof:

1.2	Line Availability Period. The “Line Availability Period” will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is earlier, through and including the earlier of July 31, 2010 (the “Line Expiration Date”).

5.	The Borrower does hereby release and forever discharge Wells Fargo Bank, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this Fourth Addendum.

6.	Except as modified by this Fourth Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.

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7.	This Fourth Addendum may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same agreement.

8.	The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, the parties have executed this Fourth Addendum as of the day and year first above written.

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Rebecca Gibson
Rebecca Gibson, Vice President

BORROWER:

CANCER GENETICS, INC.

By:	/s/ Louis J. Maione

Its:	General Counsel	[illegible]

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Exhibit A

	Wells Fargo Bank, National Association	Revolving Note

$6,000,000.00		October 21, 2009

FOR VALUE RECEIVED, Cancer Genetics, Inc. (the “Borrower”) promises to pay to the order of Wells Fargo Bank, National Association (the “Bank”), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of SIX MILLION AND 00/100 DOLLARS ($6,000,000.00), or the amount shown on the Bank’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank’s records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Credit Agreement of even date herewith between the Bank and the Borrower (the “Agreement”). The Agreement, and any amendments or substitutions thereto, contain additional terms and condition including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE

Interest Rate. The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Prime Rate in effect from time to time. “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office in Des Moines, Iowa as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. Each change in rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

REPAYMENT TERMS

Interest. Interest will be payable on the last day of each month, beginning October 31, 2009.

Principal. Principal, and any unpaid interest, will be payable in a single payment due on July 31, 2010.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorney’s fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Iowa.

CANCER GENETICS, INC.

By:
Its:

Exhibit B

CONSENT TO FOURTH ADDENDUM TO CREDIT AGREEMENT

and

RATIFICATION OF GUARANTY

THIS CONSENT TO FOURTH ADDENDUM TO CREDIT AGREEMENT and RATIFICATION OF GUARANTY (“Consent and Ratification”) is made by John Pappajohn (“Personal Guarantor”) and delivered to Wells Fargo Bank, National Association (“Bank”) effective as of October 21, 2009.

RECITALS:

A.	Cancer Genetics, Inc. (“Borrower”) and the Bank entered into a Credit Agreement, dated as of April 29, 2008, as amended from time to time (“Credit Agreement”) pursuant to which the Bank has made the Line available to the Borrower. The Borrower has requested that the Bank increase the Line, as evidenced by a promissory note, dated October 21, 2009, in the original principal amount of Six Million Dollars ($6,000.000.00) (“New Revolving Note”). In conjunction with the New Revolving Note, the Borrower and Bank entered into a Fourth Addendum to Credit Agreement, dated as of October 21, 2009 (the “Fourth Addendum”).

B.	At the Borrower’s request, the Personal Guarantor has agreed to (i) unconditionally guaranty the repayment of the New Revolving Note pursuant to a written guaranty, dated October 21, 2009, a copy of which is attached hereto as Exhibit “A” (the “Guaranty”) and (ii) authorizes the Bank to make, upon the occurrence of an Event of Default, an advance under the Personal Guarantor’s personal line of credit at the Bank and use the proceeds of such advance to reduce the Borrower’s obligations under the New Revolving Note.

C.	The Bank has agreed to increase the Line in accordance with the terms of the Fourth Addendum, provided that all of the conditions precedent set out in the Fourth Addendum are satisfied in full, including, without limitation, the execution and delivery to the Bank of (i) the Guaranty and (ii) this Consent and Ratification by the Personal Guarantor.

NOW THEREFORE, the Personal Guarantor agrees:

1.	The Recital Paragraphs are incorporated in this Consent and Ratification as though fully set forth herein. The Personal Guarantor has been provided with a copy of the New Revolving Note and Fourth Addendum acknowledges receipt of the same.

2.	The Personal Guarantor hereby consents to the Fourth Addendum and the New Revolving Note.

3.	The Personal Guarantor hereby ratifies the Guaranty and acknowledges that the Guaranty is in full force and effect with respect to the obligations secured by the Guaranty, including all extensions, renewals, replacements or refinancings thereof, which may be owed by the Borrower to the Bank now or in the future.

4.

The Personal Guarantor hereby acknowledges and agrees that this personal line of credit with the Bank that is evidenced by a promissory note, dated March 30, 2009, as amended and/or modified, in the principal amount of $8,000,000 (and any extensions, renewals, replacements or refinancings thereof) (“Personal Guarantor Line of Credit”) will be reduced by Six Million Dollars ($6,000,000.00) to effect the Personal Guarantor’s support of the New Revolving Note and all extensions, renewals, replacements or refinancings thereof. The Personal Guarantor further agrees extensions, renewals, replacements or refinancings thereof. The Personal Guarantor further agrees that upon (i) a default by the Borrower under the terms of the Credit Agreement and/or the New

Revolving Note or (ii) the maturity date of the New Revolving Note, the Bank is hereby authorized to make an advanced under the Personal Guarantor Line of Credit and apply the proceeds of such advances to the New Revolving Note.

The Guarantor further agrees the in the event the Personal Guarantor Line of Credit is not renewed or extended upon its expiration or is otherwise terminated, the Guarantor shall provide to the Bank a standby letter of credit, or some other form of collateral that would be acceptable to the Bank in its sole discretion in support of the obligations owed by the Borrower under the New Revolving Note, issued by a banking institution acceptable to the Bank in an amount not less than Six Million Dollars ($6,000,000.00), naming the Bank as the beneficiary thereunder.

5.	Except for “Core Proceedings” under the United States Bankruptcy Code, the Bank and the Personal Guarantor agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way the Guaranty, this Consent and Ratification, the Credit Agreement, the New Revolving Note and/or other documents and agreements executed in conjunction therewith and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. Any arbitration proceeding will (i) proceed in Des Moines, Iowa (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code): and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association (“AAA”).

This Arbitration requirement does not limit the right of either party to (i) foreclose against collateral , (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency or any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this Section.

Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial as for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will gave effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

In any arbitration proceeding the arbitrator will decide ( by documents only or with a hearing at the arbitrator’s discretion ) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

In any arbitration proceeding, discovery will be permitted and will be governed by the Iowa Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the New Revolving Note.

This Section shall survive the payment of all obligations to the Bank.

6.	This Consent and Ratification shall be binding upon and inure to the benefit of the Personal Guarantor and the Bank and their respective successors and assigns.

7.	This Consent and Ratification shall be construed in accordance with the laws of Iowa applicable to contracts performed entirely within the State. Any action to enforce the provisions of this Consent and Ratification or arising from the actions of any party in connection therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

8.	The Guarantor does hereby release and forever discharge the Bank, Wells Fargo & Company and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of actions, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Guarantor now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands (a) are related in any manner whatsoever to the transactions which are the subject of this Consent and Ratification and (b) arose prior to the date of this Consent and Ratification.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, this Consent and Ratification was executed effective as of the day and year first above written.

John Pappajohn

Exhibit C

Wells Fargo Bank, National Association	Personal Guaranty

Wells Fargo Bank, National Association	Cancer Genetics, Inc.
666 Walnut Street, PO Box 837	Meadow Office Complex
Des Moines, Iowa 50304-0837	201 Route 17 FL 2
(the “Bank”)	Rutherford, NJ 07070
(the “Borrower”)

Dated: October 21, 2009

FOR VALUABLE CONSIDERATION, and to induce the Bank in its sole discretion to make loans or extend other accommodations to or for the account of the Borrower, the undersigned gives this Personal Guaranty (the “Guaranty”), and absolutely and unconditionally guarantees to the Bank the full and promt payment of each and every debt , liability or obligation of the Borrower to the Bank relating to or arising out of the Credit Agreement dated to be effective April 29, 2008, as amended by a First Addendum to Credit Agreement dated July 7, 2008, a Second Addendum to Credit Agreement dated March 30, 2009, a Third Addendum to Credit Agreement dated July 2, 2009, and a Fourth Addendum to Credit Agreement dated October 21, 2009, together with any deposit account related overdrafts of the Borrower. (All such obligations, including but not limited to every promissory note, instrument, or other agreement given by the Borrower evidencing any such obligations, and any extensions, renewals, replacements or refinancings of same, to collectively be referred to as the “Indebtedness”).

This Guaranty is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be binding upon the undersigned, whether or not all Indebtedness is paid in full, until this Guaranty is revoked prospectively in writing as to future transactions. Such revocation shall not be effective until actually received in writing by the Bank and then shall not be effective as to Indebtedness existing or committed to at the time of revocation, and shall not be effective as to renewals, extensions or refinancings of existing Indebttedness, whether such indebtedness is renewed before or after receipt of suchnotice of revocation. The death or incompetence of the undersigned shall not revoke this Guaranty until written notice of such death or incompetence is actually received by the Bank, and then only prospectively as to future transactions as set forth above.

Notwithstanding the preceding paragraphs, the liability of the undersigned under this Guaranty shall be limited to a principal amount of $6,000,000.00, plus accrued interest on the full amount of the Indebtedness and all attorneys’ fees, collection costs and enforcement expenses incurred by the Bank in collecting on and enforcing its rights under the Indebtedness and incurred in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy proceedings. The Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without reducing or impairing the liability of the undersigned under this Guaranty. Any payment made by the undersigned under this Guaranty shall be effective to reduce or discharge the undersigned’s liability only if accompanied by a written transmittal document, received by the Bank and advising it that such payment is made under this Guaranty for such purpose.

The undersigned further acknowledges and agrees with Bank that:

1. No act or event need occur to establish the liability of the undersigned under this Guaranty, and no act or event, except full payment and discharge of all Indebtedness, shall exonerate and discharge the liability of the undersigned under this Guaranty.

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2. If the undersigned dies or becomes insolvent (however defined) then the Bank may declare immediately due and payable the obligations of the undersigned under this Guaranty and the undersigned shall immediately pay to the Bank the full amount of all Indebtedness, whether due and payable or unmatured. If the undersigned voluntarily commences or there is commenced involuntarily against the undersigned a case under the United States Bankruptcy Code, the obligations of the undersigned under this Guaranty shall immediately be due and payable without the necessity of demand or notice.

3. The undersigned will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the undersigned against the Borrower or any person liable for payment of the Indebtedness, or as to any collateral securing the Indebtedness, unless and until all of the Indebtedness shall have first been fully paid and discharged.

4. The Bank may in its discretion enter into transactions resulting in the creation or continuance of Indebtedness, without notice to or the consent or approval of the undersigned, regardless of whether or not any existing relationship between the Borrower and the undersigned has been revoked and regardless of whether this Guaranty has been revoked.

5. The liability of the undersigned shall not be reduced or impaired by any of the following acts or events (which the Banks, after advance notification to the Undersigned, is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without the consent or approval of the undersigned). (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (b) any one or more extensions or renewals of Indebtedness (whether or not for a period longer than the original period) or any modification of the interest rate, maturity or other contractual terms applicable to all or part of the Indebtedness; (c) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of the Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (d) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable with respect to any of the Indebtedness; (e) any discharge of any evidence of Indebtedness or the acceptance of any instrument renewing or refinancing the Indebtedness; (f) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to assure its proper or sufficient creation, perfection, or priority, or to protect, insure, or enforce any collateral security; or any modification, substitution, discharge, impairment, or loss of such collateral security; (g) any foreclosure or enforcement of any collateral security by the Bank or any other creditor of the Borrower with a security interest in the collateral security; (h) any assignment or transfer of any Indebtedness or documentation evidencing the Indebtedness; (i) any order of application of any payments or credits upon the Indebtedness from the Borrower, the undersigned, or any other person; and (j) any election by the Bank under §1111(b)(2) of the United State Bankruptcy Code.

6. The undersigned waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generally of the preceding sentence, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, misrepresentation or fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or

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any other party liable for payment of any of the Indebtedness, or any setoff available against the Bank to Borrower or any such other person, whether or not on account of a related transaction. The undersigned shall be liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

7. The Bank may in its sole discretion demand that the undersigned discharge its obligations under this Guaranty at any time, whether at the time of the scheduled or accelerated maturity of the Indebtedness or at any earlier or later time, and regardless of whether there has been a default with respect to the Indebtedness. The Bank shall not be required to first resort for payment of the Indebtedness to the Borrower or to any other person or their properties, or to first enforce, realize upon, or exhaust any collateral security given to secure the Indebtedness before enforcing this Guaranty. The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing part or all of the Indebtedness.

8. If any payment applied by the Bank to the Indebtedness is later set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as full as if such application had never been made.

9. The liability of the undersigned under this Guaranty is in addition to and cumulative with all other liabilities of the undersigned to the Bank as a guarantor or otherwise, without limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

10. This Guaranty shall be enforceable regardless of the failure of other persons to sign other guaranties of the Indebtedness. This Guaranty shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the undersigned and the heirs, representatives, successors and assigns of the undersigned for the benefit of the Bank and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application shall not affect other lawful provisions and applications of this Guaranty, which is severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by both the undersigned and the Bank. This Guaranty is issued in and shall be governed by the laws of the State of Iowa.

WAIVER OF RIGHT TO TRIAL BY JURY

The undersigned hereby waives the right to a trial by jury in any action relating to this Guaranty.

IN WITNESS WHEREOF, this Guaranty has been duly executed on the above date by the undersigned. Undersigned acknowledges receipt of a copy of this agreement.

John Pappajohn
2116 Financial Center 666 Walnut Street Des Moines, IA 50309-3923

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